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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                       METRIS MASTER TRUST
                  (Issuer of the Certificates)

                    METRIS RECEIVABLES, INC.
             (Originator of the Metris Master Trust)
     (Exact name of registrant as specified in its charter)

          Delaware                           41-1810301
(State of incorporation or organization)          (I.R.S.
Employer Identification No.)

                  4400 Baker Road, Suite F470,
                  Minnetonka, Minnesota  55343
            (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file numbers to which this form relates:

               33-99514; 333-23045; and 333-36503

Securities to be registered pursuant to Section 12(g) of the Act:

$518,000,000 6.45% Asset Backed Certificates, Series 1996-1,
Class A
                        (Title of Class)

$  87,000,000 6.80% Asset Backed Certificates, Series 1996-1,
Class B
                        (Title of Class)

$616,250,000 6.87% Asset Backed Certificates, Series 1997-1,
Class A
                        (Title of Class)

$106,250,000 7.11% Asset Backed Certificates, Series 1997-1,
Class B
                        (Title of Class)

$455,000,000 Floating Rate Asset Backed Certificates, Series 1997-
2, Class A
                        (Title of Class)

$101,500,000 Floating Rate Asset Backed Certificates, Series 1997-
2, Class B
                        (Title of Class)


         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item I.  Description of Registrant's Securities to be Registered.

          The description of the $518,000,000 6.45% Asset Backed Certificates, Series 1996-1, Class A, and the $87,500,000 6.80% Asset Backed Certificates, Series 1996-1, Class B, set forth under the captions "Description of the Offered Certificates," "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences" in the prospectus dated and filed on April 18, 1996 in connection with Registrant's Registration Statement on Form S-3 (No. 33-99514) is incorporated herein by reference.

          The description of the $616,250,000 6.87% Asset Backed Certificates, Series 1997-1, Class A, and the $106,250,000 7.11% Asset Backed Certificates, Series 1997-1, Class B, set forth under the captions "Description of the Offered Certificates," "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences" in the prospectus dated May 1, 1997 and filed on May 2, 1997 as part of Amendment No. 2 to Registrant's Registration Statement on Form S-3 (No. 333-23045) is incorporated herein by reference.

          The description of the $455,000,000 Floating Rate Asset Backed Certificates, Series 1997-2, Class A, and the $101,500,000 Floating Rate Asset Backed Certificates, Series 1997-2 Class B, set forth under the captions "Description of the Offered Certificates" in the prospectus dated November 13, 1997 and filed on November 11, 1997 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registrant's Registration Statement on Form S-3 (No. 333-36503) is incorporated herein by reference.

Item 2.  Exhibits.

     List below all exhibits filed as a part of the registration statement:

Exhibit      Description of Exhibit
Number
4(a)         Pooling and Servicing Agreement dated as of May 26,
             1995 among Fingerhut Financial Services
             Receivables, Inc. (now known as Metris Receivables,
             Inc.), as transferor, Direct Merchants Credit Card
             Bank, National Association, as servicer, and The
             Bank of New York (Delaware), as trustee
             (Incorporated by reference to Exhibit 10.u to Fingerhut Companies, Inc.'s Quarterly Report on
             Form 10-Q (File No. 1-8668) for the fiscal quarter ended June 30, 1995).

4(b) Amendment No. 1 dated as of June 10, 1996 to the Pooling and Servicing Agreement (Incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement on Form S-3 (No. 333-23045)).

4(c) Amendment No. 2 dated as of September 16, 1996 to the Pooling and Servicing Agreement (Incorporated by reference to Exhibit 4(c) to the Registrant's Registration Statement on Form S-3 (No. 333-23045)).

4(d) Amendment No. 3 dated as of September 30, 1997 to the Pooling and Servicing Agreement (Incorporated by reference to Exhibit 4(d) to Registrant's Registration Statement on Form S-3 (No. 333-36503)).

4(e) Series 1996-1 Supplement dated as of April 23, 1996 (Incorporated by reference to Exhibit 10.c(ii) to Fingerhut Companies, Inc.'s Quarterly Report on Form 10-Q (File No. 1-8668) for the fiscal quarter ended March 29, 1996).

4(f) Series 1997-1 Supplement dated as of May 8, 1997 (Incorporated by reference to Exhibit 10.a(v) to Metris Companies, Inc.'s Quarterly Report on Form 10-Q (File No. 001-12351) for the fiscal quarter ended June 30, 1997).

4(g)         Series 1997-2 Supplement dated as of November 20,
             1997



                            SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  March 27, 1998             METRIS RECEIVABLES, INC.


                              By____________________________
                                   Robert W. Oberrender
                                   President